EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Galena Biopharma, Inc.
Portland, Oregon 97239

We hereby consent to the incorporation by reference in the prospectus constituting part of this Registration Statement of our report dated March 12, 2013 relating to the consolidated financial statements of Galena Biopharma, Inc., appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP
Seattle, Washington

October 22, 2014